            Exhibit 99.1
       NEWS RELEASE
Ryder Announces Management Changes to its Fleet Management and Dedicated Transportation Solutions Businesses

MIAMI, August 29, 2019¾Ryder System, Inc. (NYSE: R), a leader in commercial fleet management, dedicated transportation, and supply chain solutions, announced John Diez, president of its Dedicated Transportation Solutions (DTS) business has been newly appointed to the role of president of Fleet Management Solutions (FMS), replacing Dennis C. Cooke. Mr. Cooke will leave Ryder to pursue other opportunities, but will remain available in the coming months to ensure a seamless business transition.

“On behalf of Ryder, I would like to thank Dennis for his service for the past eight years. His passion and energy for our business resulted in the creation of new fleet management offerings and the largest fleet growth in the company’s history. We wish him well in his future endeavors,” said Robert Sanchez, Ryder’s chairman and CEO.

Mr. Sanchez added, “John Diez has been with Ryder for 17 years and has held numerous executive leadership roles of increasing responsibility in finance and operations. I’m confident John has the experience and skills to lead the FMS organization to deliver new levels of success for our customers, employees, and shareholders.”

Mr. Diez joined Ryder from KPMG in 2002. He began his Ryder career as assistant controller in Finance and has held the roles of chief financial officer for FMS and senior vice president of Asset Management, in which he led the commercial rental, used vehicle sales, and strategic sourcing departments. Mr. Diez has served as the president of Ryder’s DTS business unit for the past four years and has led the business to double-digit revenue growth and increased profitability, reflecting his focus on new business and customer service. Mr. Diez is also a member of the board of directors for Trinity Industries, Inc. (NYSE: TRN).

As a result of this change, Ryder will also combine its supply chain and dedicated businesses under the leadership of Steve Sensing, president of Global Supply Chain Solutions (SCS). There will be no change to the financial reporting of the DTS and SCS businesses.

Mr. Sensing has been with Ryder for 27 years, starting in 1992 as general manager leading Ryder’s DTS operations for multiple regional accounts. Over the past four years as president of SCS, he has led the management, operations, sales, and financial performance of Ryder’s growing supply chain business. He also is a member of the advisory board for the Global Supply Chain Institute at the University of Tennessee’s Haslam College of Business.

“Steve has a long career of leading successful supply chain and dedicated operations at Ryder. His background and proven business results make him a natural fit for these expanded leadership responsibilities. I am confident he will do an outstanding job of delivering for our customers and continue to profitably grow these valuable businesses,” added Mr. Sanchez.

Additionally, Steve W. Martin, vice president of Supply Chain & Logistics for Automotive, has been promoted to senior vice president of Dedicated Transportation Solutions (DTS), reporting to Steve Sensing. Mr. Martin has more than 30 years of supply chain and dedicated transportation experience at Ryder. His appointment will ensure Ryder continues to build on the positive momentum of this growing business segment.

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            Exhibit 99.1
About Ryder System, Inc.
Ryder is a FORTUNE 500® commercial fleet management, dedicated transportation, and supply chain solutions company. The company’s stock (NYSE: R) is a component of the Dow Jones Transportation Average and the S&P MidCap 400® index. Ryder, which provides commercial truck rental, truck leasing, used trucks for sale, and last mile delivery services, has been named among “The World’s Most Admired Companies” by FORTUNE, as well as one of “America’s Best Employers” and “America’s Best Employers for Women” by Forbes. The company is regularly recognized for its industry-leading practices in third-party logistics, environmentally friendly fleet and supply chain solutions, world-class safety and security programs, and hiring of military veterans. For more information, visit www.ryder.com or our newsroom, and follow us on Facebook, LinkedIn, and Twitter.

Ryder contacts:
Investor Relations Media Relations
Bob Brunn Amy Federman
(305) 500-4053 (305) 500-4989
Bob_S_Brunn@ryder.com afederman@ryder.com

Note Regarding Forward-Looking Statements: Certain statements and information included in this news release are "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current plans and expectations and are subject to risks, uncertainties and assumptions. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties that could cause actual results and events to differ materially from those in the forward-looking statements including those risks set forth in our periodic filings with the Securities and Exchange Commission. New risks emerge from time to time. It is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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